Exhibit 4.4.4

Third Supplemental Indenture

THIRD SUPPLEMENTAL INDENTURE, dated as of November 19, 2012 (this “Supplemental Indenture”), among The Hertz Corporation, a corporation duly organized and existing under the laws of the State of Delaware, as successor to the Predecessor Company (as defined below) (together with its respective successors and assigns, the “Successor Company” or the “Company”), Cinelease Holdings, Inc., Hertz Equipment Rental Corporation, Hertz Claim Management Corporation, HCM Marketing Corporation, Hertz Local Edition Corp., Hertz Local Edition Transporting, Inc., Hertz Global Services Corporation, Hertz System, Inc., Hertz Technologies, Inc., Hertz Transporting, Inc., Smartz Vehicle Rental Corporation and Hertz Entertainment Services Corporation, each a Delaware corporation, Hertz Car Sales, LLC. (f/k/a Brae Holding Corp.) and Simply Wheelz LLC, each a Delaware limited liability company, Donlen Corporation, an Illinois corporation, Cinelease, Inc., a Nevada corporation, and Cinelease, LLC, a Louisiana limited liability company (collectively, the “Subsidiary Guarantors”) and Wells Fargo Bank, National Association, as Trustee under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, HDTFS, Inc., a Delaware corporation (the “Predecessor Company”), and the Trustee have heretofore become parties to an Indenture, dated as of October 16, 2012 providing for the issuance of Notes in series (as amended by the First Supplemental Indenture, dated as of October 16, 2012 and the Second Supplemental Indenture, dated as of October 16, 2012, and as the same may be further amended, supplemented, waived or otherwise modified, the “Indenture”);

WHEREAS, the Successor Company is the successor by merger to the Predecessor Company (the “Merger”) and Section 501(b)(2) of the Indenture provides that Section 501(a) does not apply to the Transactions (including the Merger);

WHEREAS, Section 502 of the Indenture provides that upon any transaction involving the Predecessor Company in accordance with Section 501 in which the Predecessor Company is not the Successor Company, the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Predecessor Company under the Indenture, and thereafter the Predecessor Company shall be relieved of all obligations and covenants under the Indenture;

WHEREAS, on October 16, 2012, the Predecessor Company issued $700,000,000 5.875% Senior Notes due 2020 and $500,000,000 6.250% Senior Notes due 2022;

WHEREAS, Section 1308 of the Indenture provides that the Company is required to cause the Subsidiary Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the Subsidiary Guarantors shall Guarantee the Company’s Subsidiary Guaranteed Obligations under the Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein and in Article XIII of the Indenture;

WHEREAS, each Subsidiary Guarantor desires to enter into this Supplemental Indenture for good and valuable consideration, including substantial economic benefit in that the financial performance and condition of such Subsidiary Guarantor is dependent on the financial performance and condition of the Company, the obligations hereunder of which such Subsidiary Guarantor has guaranteed, and on such Subsidiary Guarantor’s access to working capital through the Company’s access to revolving credit borrowings under the Senior Credit Agreements;

WHEREAS, the Successor Company desires to enter into this Supplemental Indenture for good and valuable consideration; and

WHEREAS, pursuant to Section 901 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Subsidiary Guarantors, the Company and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:

1.             Defined Terms.  As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

2.             Assumption of Obligations.  The Successor Company hereby expressly assumes and agrees to pay, perform and discharge when due each and every debt, obligation, covenant and agreement incurred, made or to be paid, performed or discharged by the Predecessor Company under the Indenture and the Notes.  The Successor Company hereby agrees to be bound by all the terms, provisions and conditions of the Indenture and the Notes and agrees that it shall be the Successor Company (as defined in the Indenture) and shall succeed to, and be substituted for, and may exercise every right and power of, the Predecessor Company under the Indenture and the Notes.

3.             Agreement to Guarantee.  Each Subsidiary Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors and fully and unconditionally, to guarantee the Subsidiary Guaranteed Obligations under the Indenture and the Notes on the terms and subject to the conditions set forth in Article XIII of the Indenture and to be bound by (and shall be entitled to the benefits of) all other applicable provisions of the Indenture as a Subsidiary Guarantor.

4.             Termination, Release and Discharge.  Each Subsidiary Guarantor’s Subsidiary Guarantee shall terminate and be of no further force or effect, and each Subsidiary Guarantor shall be released and discharged from all obligations in respect of such Subsidiary Guarantee, as and when provided in Section 1303 of the Indenture.

5.             Parties.  Nothing in this Supplemental Indenture is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of each Subsidiary Guarantor’s Subsidiary Guarantee or any provision contained herein or in Article XIII of the Indenture.

6.             Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

7.             Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.  The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or as to the accuracy of the recitals to this Supplemental Indenture.

8.             Counterparts.  The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.  The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

9.             Headings.  The Section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

THE HERTZ CORPORATION, as Successor Company DONLEN CORPORATION, as a Subsidiary Guarantor

By:	/s/ R. Scott Massengill
	Name:	R. Scott Massengill
	Title:	Vice President and Treasurer

HCM MARKETING CORPORATION, as a Subsidiary Guarantor

By:	/s/ R. Scott Massengill
	Name:	R. Scott Massengill
	Title:	President and Treasurer

HERTZ CAR SALES LLC
CINELEASE, LLC
CINELEASE HOLDINGS, INC.
CINELEASE, INC.
HERTZ ENTERTAINMENT SERVICES CORPORATION
HERTZ CLAIM MANAGEMENT CORPORATION
HERTZ EQUIPMENT RENTAL CORPORATION
HERTZ LOCAL EDITION CORP.
HERTZ LOCAL EDITION TRANSPORTING, INC.
HERTZ GLOBAL SERVICES CORPORATION
HERTZ SYSTEM, INC.
HERTZ TECHNOLOGIES, INC.
HERTZ TRANSPORTING, INC.
SMARTZ VEHICLE RENTAL CORPORATION
SIMPLY WHEELZ LLC, each as a Subsidiary Guarantor

By:	/s/ R. Scott Massengill
	Name:	R. Scott Massengill
	Title:	Treasurer

[Signature Page to the Supplemental Indenture re 5.875% and 6.250% Senior Notes]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Martin Reed
	Name:	Martin Reed
	Title:	Vice President

[Signature Page to the Supplemental Indenture re 5.875% and 6.250% Senior Notes]